Exhibit 10.24(h)

                             SIXTH AMENDMENT TO THE
                            PLAYBOY ENTERPRISES, INC.
                        EMPLOYEES INVESTMENT SAVINGS PLAN
                     (As Restated Effective January 1, 1997)

      WHEREAS, Playboy Enterprises, Inc. (the "Company") maintains the Playboy Enterprises, Inc. Employees Investment Savings Plan as amended and most recently restated effective January 1, 1997 and amended five times thereafter (the "Plan");

      WHEREAS,  the  Company  wishes  to  further  amend and  clarify  the Plan, effective as of a variety of dates, primarily to add an automatic enrollment/contribution feature, authorize changing to a qualified default investment fund, allow expatriate employees who remain on a domestic payroll to continue active participation, update for compliance with final regulations under Code Section 415, allow direct rollovers for non-spouse beneficiaries and clarify the Plan Administrator's authority and discretion in these and other respects;

      NOW, THEREFORE, pursuant to its authority and Section 9.01 of the Plan, the Company hereby amends the Plan in the following respects:

            1. Section 3.07, Limits on Annual Additions, Subsection (a) is amended by adding the following sentence to the end of that subsection:

      "Effective for Limitation Years beginning on or after January 1, 2002, (i) the dollar limit is $40,000 (as adjusted thereafter pursuant to Code
      Section 415(d)) and the percentage limit is one hundred percent (100%)."

            2. A new paragraph (iv) is added to Section 3.07(b), effective as of January 1, 2002, to read as follows:

                  "(iv) Notwithstanding anything in the Plan to the contrary and consistent with Rev. Rul. 2002-45, a restorative payment that is allocated to a Participant's account does not give rise to an Annual Addition for any Limitation Year."

            3. A new Section 3.11 is added to the Plan, effective as of March 1, 2008, to read as follows:

            "Section 3.11 Automatic Enrollment.

                  (a) Intent. The Plan shall begin to implement an automatic enrollment feature effective March 1, 2008 in accordance with this Section
      3.11. Automatic enrollment under the Plan shall involve the use of a "qualified automatic contribution arrangement" ("QACA") under Section 514 of ERISA and Code 401(k) (13), that also satisfies the "eligible automatic contribution arrangement" ("EACA") conditions of Code Section 414(w); except that, until 2009, this new automatic contribution feature shall not meet the QACA safe harbor requirement that it apply for a full twelve-month Plan Year.

                  (b) Automatic Salary Reduction. Newly Eligible Employees who commence participation on or after March 1, 2008, and any other Participant who does not as of March 1, 2008 have an affirmative salary reduction election (including an election not to contribute, effectively a zero salary reduction percentage) in effect under

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      the  Plan,  shall  have a fixed  percentage  of  their  Eligible  Earnings automatically reduced from each payroll period that begins on or after the later of March 1, 2008 or the date on which such Eligible Employee's participation in the Plan begins unless the Participant elects a different permitted salary reduction contribution election amount (from zero to the highest level then permitted under the Plan) in accordance with Section
      3.02 of the Plan.

            The fixed contribution percentages under this Section 3.11(b) shall start at four percent (4%) of covered Eligible Earnings for the initial Plan Year to which automatic salary reduction first applies to the Participant. That automatic contribution percentage shall be successively increased by one percentage point as of the start of each subsequent Plan Year for which the Participant is subject to automatic salary reduction hereunder; except that, if permitted by applicable regulations governing QACA and EACA features, any Participant who first becomes subject to automatic salary reduction on or after July 1 during a Plan Year shall have the initial four percent (4%) automatic salary reduction percentage apply through the end of the next Plan Year in which the Participant could be subject to automatic salary reduction hereunder, so the initial increase to a five percent (5%) automatic salary reduction level would not take effect for that Participant until the start of the second full Plan Year beginning after the Plan Year in which the Participant first commenced automatic salary reduction contributions hereunder.

            For example, an Eligible Employee hired in 2008 who first joins the Plan in August of 2008 would, if that Employee did not make an affirmative salary reduction contribution election for the balance of 2008, begin automatic salary reductions of four percent (4%) during 2008 and, if he or she did not make an affirmative salary reduction election for 2009, would continue automatically at that same four percent (4%) level for 2009 before having the percentage increase to five percent (5%) for 2010. But if that Participant had joined the Plan in May of 2008 instead, then his or her four percent (4%) automatic salary deferral percentage would increase to five percent (5%) for 2009.

            Once a Participant has reached an automatic salary reduction contribution percentage of six percent (6%) (which would take effect, under the foregoing rules, at the start of either the third or fourth Plan Year during which the individual was eligible for automatic salary reductions if not for an affirmative salary reduction election), thereafter, the automatic contribution percentage may be increased in annual one (1) percentage point increments for any subsequent Plan Year at the discretion of the Plan Administrator, but in no event shall such percentage exceed ten percent (10%) for any Plan Year.

            To the extent permitted without sacrificing QACA safe harbor status to be exempt from ADP and ACP Testing under the applicable statutes and regulations, the increase in the Plan's automatic contribution percentage may take effect as of the effective date of the Company's annual salary increases (typically during each January) for that Plan Year but such adjusted percentage shall then apply retroactively to the Participant's adjusted Eligible Earnings for that entire Plan Year.

            The 10% salary reduction contribution limit for Highly Compensated Employees under Section 3.02(a) may, in the Plan Administrator's discretion and by its announcement in advance, be lifted and removed effective as of any date designated during the 2008 Plan Year. If the 10% limit is lifted, then the same cap on salary reduction contributions for other Participants under Section 3.02(a) shall also apply thereafter to Highly Compensated Employees. In any event, that 10% salary reduction contribution limit will not apply beginning January 1, 2009 if it is not lifted sooner.

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                  (c)   Notice  of  Election  Rights.  Any  Participant  who  is
      subject to automatic contributions under Section 3.11(b) above shall be furnished notice (i) of their salary reduction contribution election rights in accordance with Code Section 414(w) and ERISA Section 514(e)(3), and (ii) of the operation of the QDIA default investment fund and the Participant's investment direction rights in accordance with Section 404(c)(5)(B) of ERISA. Such notices may be combined. Generally, such notices shall be provided no less than thirty (30) and no more than ninety
      (90) days before the start of each Plan Year (beginning with the 2009 Plan
      Year), or in accordance with other timing requirements made applicable by regulation under those governing statutes. However, for 2008 and for any new Participant commencing participation after the start of a Plan Year, such notices instead may be furnished (subject to different regulatory requirements) during the ninety (90) day period ending on the later of the individual's first day of Plan participation or the first day on which the Participant becomes eligible for automatic salary reduction contributions.

                  (d) Special Withdrawal Rights. Any Participant for whom automatic salary reduction contributions first begin on or after January 1, 2009 may - within thirty (30) days after the first payroll date on which an automatic salary reduction contribution under Section 3.11(b) was withheld from the Participant's paycheck or such longer period (not to exceed a total of 90 days in aggregate), as the Plan Administrator shall, in its discretion, allow - make and file with the Plan Administrator an election to withdraw all the automatic salary reductions made on the
      Participant's behalf through the close of the next payroll period that begins after the date on which that withdrawal election is made. Such withdrawal election shall require a withdrawal and refund to the Participant of all such automatic salary reduction contributions, adjusted for investment gains and losses. Any matching contributions attributable to automatic salary reduction contributions withdrawn under this Section 3.11(d) shall be forfeited immediately upon such withdrawal. Any automatic salary reduction contributions withdrawn under this Section 3.11(d) shall not be counted for purposes of the ADP Test, if applicable (subject to Section 3.11(f) below), for the Plan Year to which such withdrawn contribution relates. Similarly, any forfeited matching contributions attributable to withdrawn automatic salary reduction contributions under this Section 3.11(d) shall not be counted for purposes of any ACP Test, if applicable. To the extent so provided by applicable law, such withdrawn and forfeited contributions also shall not count as Annual Additions for purposes of the limits under Section 3.07 above. Withdrawals under this
      Section 3.11(d) shall not be eligible for direct rollover.

                  (e) Matching Contributions. Notwithstanding any provisions of Section 3.03 to the contrary, in accordance with Section 401(m)(12) of the Code, the matching contribution formula applicable to automatic salary reduction contributions shall be:

                  Automatic Salary        Cumulative Matching
                  Reduction Percentage    Contribution Percentage
                  --------------------    -----------------------
                        Up to 1%                   1.00%

                           2%                      1.50%

                           3%                      2.00%

                           4%                      2.50%

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                  Automatic Salary        Cumulative Matching
                  Reduction Percentage    Contribution Percentage
                  --------------------    -----------------------
                           5%                      3.00%

                       6% or more                  3.50%

                  (f) ADP/ACP Testing. For any Plan Year (beginning with 2009) to which the automatic salary reduction contribution provisions apply for the entire twelve-month period, the Plan shall be deemed to satisfy both the ADP Test under Section 3.04 above and the ACP Test under Section 3.05 above without the need to actually run those tests. This exemption from ADP and ACP Testing shall apply provided that all the conditions for such safe harbor under Code Sections 401(k)(13) and (m)(12) to apply to a QACA feature are met for such Plan Year.

                  (g) Vesting. Notwithstanding any provisions of Section 5.04(b) below to the contrary, Matching Contributions and Profit Sharing Contributions attributable to periods that begin on or after March 1, 2008, and transferred amounts received by the Plan on or after March 1, 2008 (to the extent not already vested more generously under the transferor plan), shall vest under the following table, based on the complete Years of Service standing to the Participant's credit as of the date on which his or her employment with any and all Employers terminates:

                      Years of Service    Vested Percentage
                      ----------------    -----------------
                         Less than 2               0%

                          2 or more              100%

                  (h)   Separate  Accounting.  Notwithstanding any provisions of
      Section 4.01 or any other Plan provisions to the contrary, the Plan Administrator shall establish and maintain additional separate accounts, or sub-accounts, to reflect (i) automatic salary deferral contributions apart from other salary reduction contributions; and (ii) matching contributions which are subject to the vesting schedule under Section 3.11(g) above apart from matching contributions which are subject to the vesting schedule under Section 5.04(b) below.

                  (i)   Refunds  of Excess  Contributions.  The  deadline  under
      Section 3.06(a) for refunding excess contributions (including excess aggregate contributions) made for Plan Years (beginning with 2009) for which the Plan meets the QACA and EACA safe harbor conditions in order to avoid the ten percent (10%) excise tax, shall be extended to six (6) months after the last day of the Plan Year in which such excess amounts arose, to the extent such extension and tax avoidance is authorized under Code Section 4979, as amended. In addition, refunds of excess contributions shall not include gap period income (the investment earnings on such refundable excess contributions for the period after the end of the Plan Year for which such excess contributions were made until the excess contributions are refunded) to the extent such investment adjustment is no longer required under Code Section 4979.

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

                  (j) Resumption After Suspension. If a Participant's automatic salary reduction contributions are suspended following a hardship withdrawal under Section 7.02, when the suspension period ends and automatic salary reduction contributions resume they shall resume at the fixed percentage level then applicable under Section 3.11(b) at the time such contributions resume regardless of what the automatic contribution level last was before the hardship withdrawal.

                  (k) Miscellaneous. Except as provided in this Section 3.11, automatic salary reduction contributions shall be treated as salary reduction contributions for purposes of all other Plan provisions and matching contributions attributable to automatic salary reduction contributions shall be treated as matching contributions for purposes of all other Plan provisions. This Section shall be administered and construed so as to comply with the safe harbor provisions applicable to QACA and EACA contribution arrangements under the applicable Pension Protection Act of 2006 amendments to ERISA and the Code.

            4. A new paragraph shall be added to the end of Section 4.04, effective as of December 24, 2007, to read as follows:

            "The Plan Administrator shall designate a new default investment fund which shall satisfy the requirements for being a "qualified default investment alternative" ("QDIA") as defined in Section 404(c) (5) of ERISA and regulations thereunder. The new default fund shall apply to any Participant for whom an affirmative investment election is not in effect, but shall only apply with respect to contributions made on or after March 1, 2008 and earnings attributable thereto. At least thirty (30) days advance notice of the new QDIA fund shall be provided to such Participants in order to meet the conditions for the fiduciary protections of Section 404(c) of ERISA to apply to the Plan's use of QDIA default funds. The prior default fund shall continue to be available thereafter (i) as a grandfathered default investment option for amounts attributable to prior contributions, and (ii) as an investment option with respect to subsequent contributions only to the extent selected by affirmative Participant investment direction."

            5. A new Section 6.03(d) is hereby adopted, effective as of January 1, 2008, to read as follows:

            "(d) Beneficiary Rollovers. Any beneficiary who is the Participant's surviving spouse may elect a direct rollover of any single sum benefit due to the Beneficiary under Section 6.03(b). Effective on and after January 1, 2008, a Beneficiary who is not the Participant's surviving Spouse also may elect a direct rollover, but such rollover may only be payable to an individual retirement account, in accordance with Section 402(c)(11) of the Code, not to any other type of eligible retirement plan described in Section 6.05(d) below."

            6. Section 8.02 is amended, effective as of January 1, 2007, by adding a new subsection (j) thereto, to read as follows:

      "(j) Self-Corrections. The Plan Administrator shall have discretionary authority to design and implement minor self-corrections of certain operational defects discovered from time to time. Such self-corrections shall be subject to the following guidelines:

      (i) to the extent that the self-correction program under the Employee Plan Compliance Resolution System set forth in IRS Revenue Procedure 2006-22, as amended ("EPCRS"), applies, any self-correction shall be consistent with general

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

            EPCRS guidelines and correction methods approved thereunder, as well as the further provisions of this Section 8.02(j);

      (ii) self-correction shall be non-discriminatory within the meaning of Code Section 401(a) (4);

      (iii) self-correction shall not be inconsistent with any other statutory or regulatory guidance to the extent such guidance clearly applies;

      (iv) self-correction shall be complete as far as practicable, but corrections where the principal amount involved is determined by the Plan Administrator to be deminimis, or where the cost and burden of correction would exceed the value of the correction, need not be made;

      (v) whenever possible without violating applicable legal limits, mistaken Company contributions or related allocations shall remain in the Plan and, to the extent that not correcting such mistakes would increase benefits without exceeding legal limits then leaving the mistake uncorrected or recharacterizing the contributions as
            additional   discretionary   contributions,   so  as   to   minimize
            adjustments to allocations already made, shall be permissible; provided, however, that the Company shall make whole any participant who, for any Plan year, receives less than the proper allocation as a result of other participants receiving an uncorrected excess, so long as such under-allocation exceeds the applicable EPCRS deminimis standard and the cost of processing and delivering the corrected contribution does not exceed the participant's make-whole amount; and

      (vi)  records of corrections and correction determinations made under this
            Section 8.02(j) shall be maintained by the Plan Administrator for so long as deemed necessary."

            7. Section 12.12(vi) is amended and restated in its entirety, effective January 1, 2008, as follows:

                  (vi) Compensation payable for military service and for disabled Participants as described in Treasury Regulation Section 1.415(c)-2(e) (4);"

            8. Section 12.12, Eligible Earnings, is hereby amended, effective September 1, 2007, by rewriting the exclusion in item (viii) of that Section to read as follows:

                  "(viii) Any compensation payable in other than United States source income (as determined under Code Section 861 and any applicable treaty between the United States and a foreign country), except that any such compensation payable from an Employer's domestic United States payroll with respect to a Participant's foreign service rendered on or after September 1, 2007 shall be included as Eligible Earnings to the extent it qualifies as a type of compensation otherwise includable as described above."

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

            9. A new paragraph is added to Section 12.12, Eligible Earnings, and effective January 1, 2008, to read as follows:

                  "Notwithstanding   anything  in  the  Plan  to  the  contrary,
            effective for Plan Years commencing on or after January 1, 2008, Eligible Earnings shall include payments made to an Employee following his severance from employment (as defined in Section 401(k)(2)(B)(i)(l) of the Code) only if they constitute regular pay that satisfies Treas. Reg. Section 1.415(c)-2(e)(3)(ii) or unused vacation time that satisfies Treas. Reg. Section 1.415(c)-2(e)(3)
            (iii); and shall not include any amounts that are not permitted to be taken into account under Treas. Regs. Section 1.401(k)-1(e) (8) and Section 1.415(c)-2(e).

            10.   Section 12.13,  Eligible   Employee,   is  hereby  amended  by
rewriting part (ii) thereof, effective as of September 1, 2007, to read as follows:

                  (ii) An employee who is employed by an Employer at a location outside the United States and its territories shall be an Eligible Employee on and after September 1, 2007 while on the Employer's United States payroll, but shall not be an Eligible Employee while on a foreign payroll; and"

            11. Section 12.29, Testing Earnings, is hereby amended, effective September 1, 2007, by adding the following new sentence to the end of the first paragraph of that Section:

      "Testing Earnings shall include any portion of Eligible Earnings payable to an Employee from an Employer's domestic U.S. payroll for any periods of service on or after September 1, 2007 regardless of whether such Eligible Earnings are reportable as W-2 income."

      IN WITNESS WHEREOF, this Sixth Amendment, having been first duly adopted, is hereby executed below by a duly authorized officer of the Company on this 29th day of November, 2007, to take effect as provided herein.

                                        PLAYBOY ENTERPRISES, INC.

                                        By:      /s/ Robert D. Campbell
                                               ---------------------------------

                                        Title:   SVP, Treasurer
                                               ---------------------------------
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